                                                                       EXHIBIT 1
                               1,200,000 Shares*

                           UNITED CITIES GAS COMPANY

                                  Common Stock


                             UNDERWRITING AGREEMENT

                                                                    June 8, 1995
                                                              New York, New York

PaineWebber Incorporated
1285 Avenue of the Americas
14th Floor
New York, New York 10019

Edward D. Jones & Co.
12555 Manchester Road
St. Louis, Missouri 63131-3729

Legg Mason Wood Walker, Incorporated
111 South Calvert Street
Baltimore, Maryland 21202-1476


Dear Sirs:

        United Cities Gas Company, a corporation organized and existing under the laws of the State of Illinois and the Commonwealth of Virginia (the "Company"), proposes to issue and sell an aggregate of 1,200,000 shares (the "Firm Shares") of the Company's authorized and unissued common stock, without par value (the "Common Stock") to you and to the other underwriters named in
Schedule I (collectively the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The Company agrees to grant to the Underwriters an option (the "Option") to purchase up to an additional 180,000 shares of such Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b) hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

        The Company confirms as follows its agreement with the Representatives and the several other Underwriters.

        1.  Agreement to Sell and Purchase.

            (a) The initial public offering price per share for the Firm Shares and the purchase price per share for the Firm


- ---------------

* Plus an option to purchase up to 180,000 additional shares to cover over-allotments.

      Shares to be paid by the several Underwriters shall be as set forth on Exhibit A hereto. The Company agrees to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price per share for the Firm Shares, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof.

        (b) Subject to all the terms and conditions hereof, the Company grants to the Underwriters the Option to purchase, severally and not jointly, all or any part of the Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 45th day after the date of this Agreement upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as it deems advisable to avoid fractional Shares. The purchase price per share to be paid for the Option Shares shall be the same price per share as for the Firm Shares, less the amount of any dividend declared by the Company prior to the date hereof and payable on the Firm Shares and as to which the record date has occurred prior to the Option Closing Date.

        (c) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 33-56983), including a prospectus, covering the registration of the Shares and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act").
      Such registration statement has been declared effective by the Commission. As provided in Section 4(a) hereof, a prospectus supplement reflecting the terms of the Shares, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed promptly pursuant to Rule 424 under the Securities Act ("Rule 424").
      Such prospectus supplement, in the form first filed with (or transmitted for filing to) the Commission on or after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." Such registration statement, as amended and supplemented at the date hereof, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is herein called the "Registration Statement," and the basic prospectus included therein at the Effective Date (as hereinafter defined) relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus," except that, if such basic prospectus is amended or supplemented subsequent to the Effective Date, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as further supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference therein.

        2. Delivery and Payment. Delivery of the Firm Shares to the Representatives for the accounts of the Underwriters against payment of the purchase price by certified or official bank checks payable to the Company in next day funds, shall take place at the office of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois, at 9:00 a.m., Chicago time, on the fourth business day following the date of this Agreement or at such time on such other date, not later than seven business days after the date of this Agreement, as shall be agreed upon by the Representatives and the Company (such date is hereinafter referred to as the "Closing Date").

        To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice (such date is hereinafter referred to as the "Option Closing Date").

        Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two full business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For purposes of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection, at such place in New York City as is designated by the Representatives, at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

        The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

       3. Representations and Warranties of the Company. The Company represents to and warrants and covenants with each Underwriter that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act and (i) (A) on the original effective date of the Registration Statement, (B) on the effective date of the most recent post-effective amendment thereto, if any, and (C) on the date of the filing by the Company of any Annual Report on Form 10-K after the original filing of the Registration Statement and prior to or on the Closing Date (and if any Option Shares are purchased, prior to or on the Option Closing Date) (the latest of such dates herein referred to as the "Effective Date"), in each case the Registration Statement and any amendments and supplements thereto complied in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Rules"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) on the date hereof and at the Closing Date (and, if any Option Shares are purchased, on the Option Closing Date), neither the Registration Statement nor any amendment or supplement thereto contains or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
       (iii) on the date that the Prospectus Supplement is filed with (or transmitted for filing to) the Commission pursuant to Rule 424 and on the Closing Date (and, if any Option Shares are purchased, on the Option Closing Date), neither the Prospectus nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in the Registration Statement or the Prospectus.

        (b) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were filed with the Commission, complied (or in the case of documents filed after the date of this Agreement but prior to termination of the offering of the Shares, will comply) in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Rules") and, when read together and with the other information in the Prospectus, do not and will not, on the date hereof and at the Closing Date (and if any Option Shares are purchased, on the Option Closing Date), include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (c) Each preliminary prospectus supplement complied in all material respects with the Securities Act and the Rules, on the date such preliminary prospectus was filed with (or transmitted for filing to) the Commission pursuant to Rule 424, and, as of its date, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements in it, in light of the circumstances under which they were made, not misleading. The foregoing representations do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in such preliminary prospectus supplement.

        (d) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Commission.

        (e) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

        (f) The Company has filed with the state public utility regulatory commissions in Georgia, Illinois, Kansas, Tennessee and Virginia seeking appropriate orders relating to the issuance and sale of the Shares. Such orders have been entered by such commissions and are effective and sufficient to permit the issuance and sale of the Shares on the terms contemplated by this Agreement. The Company is not subject to the jurisdiction of the Federal Energy Regulatory Commission or the state public utility regulatory commissions in Iowa, Kentucky, Missouri and South Carolina with respect to the issuance and sale of the Shares.

        (g)  The certificate to be delivered pursuant to paragraph (e) of
     Section 5 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Shares were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true and complete in all material respects.

        (h) The Company has been duly incorporated and is, and at the Closing Date and, if later, the Option Closing Date, will be, validly existing and in good standing under the laws of the State of Illinois and the Commonwealth of Virginia and duly licensed or qualified to do business as a foreign corporation in the States of Georgia, Iowa, Kansas, Kentucky, Missouri, South Carolina and Tennessee. The Company has, and at the Closing Date will have, full power and authority (corporate and other) to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is, and at the Closing Date and, if later, the Option Closing Date, will be, duly licensed or qualified to do business as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary and where the failure to so qualify would have a material adverse effect upon the business or financial condition of the Company and the Subsidiaries (as hereinafter defined), taken as a whole.

        (i) The Company owns all of the outstanding common stock of UCG Energy Corporation, a Delaware corporation ("UCG Energy") and United Cities Gas Storage Company, a Delaware corporation ("UCG Storage"), each of which is engaged in the business described in the Prospectus and is a corporation duly organized and existing under the laws of its state of incorporation. UCG Energy is duly qualified to do business as a foreign corporation in the States of Alabama, Georgia, Illinois, Iowa, Kansas, Louisiana, Mississippi, Missouri, North Carolina, South Carolina, Tennessee, Texas and Virginia, with full power and authority (corporate and other) to conduct all of the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. UCG Storage is duly qualified to do business as a foreign corporation in the States of Kansas, Kentucky and Tennessee with full power and authority (corporate and other), except as otherwise described in the documentation delivered pursuant to the last sentence of paragraph 3(k) hereof, to conduct all of the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. Each of UCG Energy and UCG Storage is licensed or qualified to do business as a foreign corporation in each other state or jurisdiction in which such licensing or qualification is necessary for UCG Energy and UCG Storage to conduct their respective businesses as presently conducted and where the failure to so qualify would have a material adverse effect upon the business or financial condition of the Company and the Subsidiaries, taken as a whole. Other than UCG Energy, UCG Storage, UCG Leasing, Inc., a Georgia corporation ("UCG Leasing"), and United Cities Propane Gas of Tennessee, Inc., a Tennessee corporation ("UCPGT"), none of the Company, UCG Energy or UCG Storage has any significant subsidiaries as defined in the Rules. UCG Energy, UCG Storage, UCG Leasing and UCPGT are herein sometimes referred to individually as a "Subsidiary" and collectively as the "Subsidiaries."

        (j) UCG Energy owns all of the outstanding common stock of each of UCG Leasing and UCPGT, each of which is engaged in the business described in the Prospectus and is a corporation duly organized and existing under the laws of its state of incorporation. UCG Leasing and UCPGT are each qualified or licensed to do business as a foreign corporation in each state or jurisdiction in which such licensing or qualification is necessary for UCG Leasing or UCPGT, as applicable, to conduct its business as presently conducted and where the failure to so qualify would have a material adverse effect upon the business or financial condition of the Company and the Subsidiaries, taken as a whole, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

        (k) Except as set forth in the last sentence of this paragraph (k), each of the Company and the Subsidiaries has valid and sufficient grants, franchises, miscellaneous permits and easements, free from unduly burdensome restrictions, adequate for the conduct of its business in the territories in which it is now conducting such business and the ownership of the properties now owned by it and, except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened which might result in a material modification, suspension or revocation thereof. Each of the Company and the Subsidiaries has, and is operating in compliance with, in all material respects, all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, to own, lease, license and operate its properties and conduct its business as presently conducted and as contemplated by the Prospectus, and the Company and the Subsidiaries have filed all reports and taken all other action required by the authority issuing the same where the failure to file or take other action might reasonably be expected to give rise to a right in such authority to seek to revoke, suspend or materially limit any such material license, certificate or permit. The Company has all requisite power, authority, authorizations, approvals, orders, licenses, certificates and permits to enter into this Agreement and to carry out the provisions and conditions hereof. Neither the Company nor any Subsidiary has received any notice (nor does the Company know of any basis therefor) of conflict with asserted rights of others in any respect which could materially adversely affect its business, except as described in the Registration Statement and Prospectus. The foregoing representations of the Company contained in this paragraph (k) shall not apply with respect to those matters set forth in documentation delivered to the Representatives concurrently with the execution of this Agreement as they relate to grants, franchises, miscellaneous permits and easements relating to the operations of the Company in the State of Missouri as to which matters the Company represents only that there are no legal or governmental proceedings pending or threatened which might result in a material modification, suspension or revocation of any such grants, franchises, miscellaneous permits and easements, and that any revocation, suspension or limitation of any or all such grants, franchises, miscellaneous permits and easements would not have a material adverse effect upon the business or financial condition of the Company and the Subsidiaries, taken as a whole.

        (l) The capital stock of the Company (including the Shares being issued) has been duly authorized by all necessary corporate action on the part of the Company. All of the issued and outstanding shares of capital stock of the Company have been, and the Shares upon issuance will be, duly and validly authorized and issued, fully paid and nonassessable and free of preemptive or similar rights. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date will be, complete and accurate in all material respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date or, if later, the Option Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations. No holders of securities of the Company have any rights to the registration of shares of capital stock or other securities of the Company. Upon issuance and delivery of the Shares hereunder and payment of the purchase price as herein contemplated, the several Underwriters will acquire valid marketable title to the Shares free and clear of any liens, pledges, encumbrances, equities and claims whatsoever.

        (m) All of the outstanding shares of capital stock of UCG Energy and UCG Storage have been duly and validly authorized and issued and are fully paid and nonassessable and are legally owned by the Company free and clear of all liens, claims, security interests or other encumbrances. All of the outstanding shares of UCG Leasing and UCPGT have been duly and validly authorized and issued and are fully paid and nonassessable and are legally owned by UCG Energy free and clear of all liens, claims, security interests or other encumbrances. Other than as described in the Prospectus, there are no rights to subscribe for or to purchase (by way of the exercise of any option or warrant, the conversion or redemption of any other security, or otherwise), or any restriction upon the voting or transfer of, any of the capital stock of any Subsidiary.

        (n) Neither the Company nor any Subsidiary is, nor at the Closing Date or the Option Closing Date will any of them be, in violation of its certificate or articles of incorporation or bylaws. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any obligation, agreement or condition by the Company or any Subsidiary contained in any mortgage, indenture, deed of trust, note, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is subject, except for defaults the effect of which would not be material to the Company and the Subsidiaries taken as a whole.

        (o) The performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any Subsidiary pursuant to the terms or provisions of, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under the certificate or articles of incorporation or bylaws (or equivalent documents) of the Company or any Subsidiary, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any Subsidiary; and no consent, approval, authorization or order of or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except as have been obtained under the Securities Act or the Rules and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

        (p) The financial statements, selected financial information and schedules included or incorporated by reference in the Registration Statement and the Prospectus fairly present the financial condition, results of operations and cash flow of the Company and the Subsidiaries on a consolidated basis at the respective dates thereof and for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Securities Act, the Exchange Act, the Exchange Act Rules or the Rules to be included in the Registration Statement or the Prospectus.

        (q) Arthur Andersen LLP (the "Accountants"), who audited certain of the financial statements filed with the Commission and included or incorporated by reference in the Registration Statement and the Prospectus, are independent accountants with respect to the Company as required by the Securities Act and the Rules.

        (r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and the Subsidiaries taken as a whole, otherwise than as set forth or contemplated by the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there have not been, and prior to the Closing Date or the Option Closing Date, as the case may be, there will not be, any declaration or payment of any dividends or other distributions with respect to the capital stock of the Company, any default in the payment of principal or interest on any outstanding indebtedness of the Company, any material change in the capital stock of the Company or any Subsidiary or in the long-term debt, liabilities, contingent or otherwise, or obligations under capital leases of the Company or any Subsidiary or any material adverse change, or any development known to the Company involving a prospective material adverse change, in or affecting the business, prospects, financial position, stockholders' equity, or results of operations of the Company or any Subsidiary, in each case otherwise than as set forth in or contemplated by the Prospectus. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material transaction entered into by the Company or any Subsidiary, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement and the Prospectus. The Company and the Subsidiaries have no contingent obligations which are not disclosed in the Registration Statement and Prospectus which can reasonably be expected to have a material adverse effect on the financial condition, business, operations or prospects of the Company and the Subsidiaries taken as a whole.

        (s) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

        (t) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company and its Subsidiaries taken as a whole or the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

        (u) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

        (v) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

        (w) Neither the Company nor, to the knowledge of the Company, any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed or which might reasonably be expected to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

        (x) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

        (y) Neither the Company nor any Subsidiary is in violation of any law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Company or any Subsidiary or any of the property or assets of the Company or any Subsidiary (including, without limitation, to the best of the knowledge of the Company, any such law, statute, ordinance, rule, regulation, order or decree with respect to environmental protection or the release, handling, treatment, storage or disposal of hazardous substances or toxic wastes) which violation is likely to materially adversely affect the financial condition, business, operations or prospects of the Company and the Subsidiaries taken as a whole.

        (z) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty of the Company to the Underwriters as to the matters covered thereby.

        (aa) In the opinion of counsel for the Company, the Company is not a "holding company" or a "subsidiary company" of a "public utility company" or of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act").

        (bb) The Shares are eligible for quotation on the National Association of Securities Dealers Automated Quotation System.

        (cc) No claims have been asserted by any person to the use of any material trademarks or trade names used by or necessary for the conduct of the business of the Company or any Subsidiary or challenging or questioning the right of the Company or any Subsidiary to use any such trademark or trade name. The use in connection with the business and operations of the Company and the Subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

        4. Agreements of the Company. The Company agrees with the several Underwriters as follows:

        (a) If reasonably requested by you in connection with the offering of the Shares, the Company will prepare a preliminary prospectus supplement containing such information as you and the Company deem appropriate and, immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the Securities Act and the Rules and that sets forth the number of Firm Shares and their terms not otherwise specified in the Prospectus, the name of each Underwriter participating in the offering and the number of Firm Shares that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Firm Shares are to be purchased by the Underwriters from the Company, the initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Shares. The Company will promptly transmit a copy of the Prospectus Supplement to the Commission via EDGAR for filing pursuant to Rule 424 under the Securities Act and will furnish to the Underwriters as many copies of any preliminary prospectus supplement and the Prospectus as you shall reasonably request.

        (b) If at any time when the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules, or at any time to file under the Exchange Act any documents to be incorporated by reference in the Registration Statement pursuant to Item 12 of Form S-3 in order to comply with the Securities Act, the Rules, the Exchange Act or the Exchange Act Rules, then the Company will promptly prepare and file with the Commission, subject to Section 4(e) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

        (c) During the period when the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares, the Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus, the Prospectus Supplement or any document incorporated by reference in the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

        (d) During the period when the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares, the Company will, subject to Section 4(e) hereof, file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        (e) During the period when the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares, the Company will inform you of its intention to file documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act, including any amendment to the Registration Statement, any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus; will furnish you with copies of any such amendment, supplement or other document a reasonable time in advance of filing; and will not file any such amendment, supplement or other document in a form to which you or counsel for the Underwriters shall object in good faith.

        (f) The Company has furnished or will furnish to you, without charge, three signed copies of the Registration Statement as originally filed and of all amendments thereto (or, to the extent a signed copy is not available, a conformed copy, certified by an officer of the Company to be in the form as originally filed), whether filed before or after the Registration Statement became effective, three copies of all exhibits and documents filed therewith or incorporated by reference therein pursuant to
     Item 12 of Form S-3 (through the end of the period when the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares) and three signed copies of all consents and certificates of experts and has furnished or will furnish to you, for each other Underwriter, one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits, except any exhibits specifically incorporated by reference into the Prospectus).

        (g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

        (h) The Company will make generally available to its stockholders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the Rules), covering (i) a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

        (i) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

        (j) For a period of five years after the Closing Date, the Company will furnish to you and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

        (k) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representative, all fees, costs and expenses incident to the performance of the obligations of the Company under this Agreement, including fees, costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits thereto, each preliminary prospectus, the Prospectus, any amendment or supplement to the Registration Statement or the Prospectus,
     (2) the preparation and delivery of certificates representing the Shares,
     (3) the printing of this Agreement, any Agreement Among Underwriters and any Dealer Agreements, (4) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (g) of this Section 4, including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (5) furnishing (including costs of shipping and mailing) such copies of the

     Registration Statement, the Prospectus, any preliminary prospectus, and all amendments and supplements thereto as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (6) counsel to the Company and (7) the transfer agent and registrar for the Shares.

        (l) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

        (m) If this Agreement shall be terminated by the Company (otherwise than pursuant to Section 8) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other reasonable charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

        (n) The Company will not at any time, directly or indirectly, take any action designed or which might reasonably be expected to cause or result in, under the Securities Act or otherwise, or which will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

        (o) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or the Option Closing Date, as the case may be, and to satisfy all conditions precedent to delivery of the Shares.

        (p) The Company will use its best efforts to maintain qualification of the Company's Common Stock in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and comply with Schedule D of the NASD By-laws.

        (q) The Company will not, for a period of 90 days after the commencement of the public offering of the Shares, without the prior written consent of the Representatives, issue, sell, offer to sell or otherwise dispose of any shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock or other rights to acquire such shares (other than (i) pursuant to the Company's
     (a) Employee Stock Purchase Plan, (b) Dividend Reinvestment and Stock Purchase Plan, (c) Long-Term Stock Plan of 1989, (d) Customer Stock Purchase Plan, (e) Non-Employee Director Stock Plan, (ii) in connection with the acquisition of all of the outstanding shares of Monarch Gas Company pursuant to the letter of intent dated April 6, 1995, or (iii) for the benefit of participants in the Company's employee investment plan under Section 401(k) of the Internal Revenue Code of 1986, as amended).

        (r) The Company will comply with all requirements of the orders of the regulatory authorities referred to in Section 3(f) in connection with the issuance of the Shares, including the filing of any reports and the payment of any fees required pursuant to such orders.

        5. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the accuracy, on the date of this Agreement, and on the Closing Date and the Option Closing Date, as applicable, of the representations of the Company in this Agreement, the accuracy and completeness in all material respects of all statements made by the Company or any its officers in any certificate delivered to the Representatives or its counsel pursuant to this Agreement, performance by the Company of its obligations under this Agreement and each of the following conditions:

        (a) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives did not object thereto in good faith, and
     (v) the Representatives shall have received certificates of the Company, dated the Closing Date and the Option Closing Date and signed by the President or any Vice President of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

        (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any material adverse change in the general affairs, business prospects, management, business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (2) neither the Company nor any Subsidiary shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if, in the judgment of the Representatives, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

        (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole.

        (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

        (e) Concurrently with the execution and delivery of this Agreement and at the Closing Date and, as to the Option Shares, at the Option Closing Date, there shall be furnished to the Representatives a certificate of the Company, dated the date of its delivery, signed by the President or any Vice President of the Company, in form and substance satisfactory to the Representatives, to the effect that (1) each signer has carefully examined the Registration Statement and the Prospectus (including the incorporated documents) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) in the case of the certificate delivered on the Closing Date and, if later, the certificate delivered on the Option Closing Date, since the date of the Prospectus Supplement, no event has occurred as a result of which it is necessary to amend or supplement the

     Prospectus in order to make the statements therein, in the light of the circumstances under which they are made, not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed, (2) each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are at the time such certificate is delivered true and correct in all material respects, (3) each of the covenants required to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with, (4) to the knowledge of such officer, no actions to prohibit the sale of the Shares have been taken or threatened by the Commission, (5) to the knowledge of such officer, no order suspending the effectiveness of the Registration Statement or prohibiting the sale of the Shares has been issued and no proceedings for such purpose are pending before or threatened by the Commission, (6) when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein, in the light of the circumstances in which made, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, (7) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as contemplated in the Prospectus, neither the Company nor any Subsidiary incurred any direct or contingent liabilities or obligations material to the Company and the Subsidiaries, taken as a whole, not in the ordinary course of business, or entered into any transactions material to the Company and the Subsidiaries, taken as a whole, not in the ordinary course of business, and there has not been any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary material to the Company and the Subsidiaries, taken as a whole, or any adverse change in the financial position, net worth or results of operations of the Company or any Subsidiary which is material to the Company and the Subsidiaries, taken as a whole, and (8) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has sustained any loss of or damage to its properties, whether or not insured, which is material to the Company and the Subsidiaries, taken as a whole.

        (f) The Representatives shall have received on each of the Closing Date and the Option Closing Date from Chapman and Cutler, counsel for the Company, an opinion, dated such Closing Date or Option Closing Date, as the case may be, satisfactory in form and substance to counsel for the Underwriters, to the effect that:

        (i) The Company (A) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois and the Commonwealth of Virginia, (B) is duly qualified and in good standing as a foreign corporation in the States of Georgia, Iowa, Kansas, Kentucky, Missouri, South Carolina and Tennessee, and to the best of the knowledge, information and belief of such counsel, the Company is duly qualified and in good standing as a foreign corporation in each other state or jurisdiction in which the location of its properties or the conduct of its business makes such qualification necessary and where the failure to so qualify would have a material adverse effect upon the business or financial condition of the Company and the Subsidiaries, taken as a whole, and
        (C) has due corporate authority to carry on its business as described in the Prospectus and to own, lease, license and operate the properties used in said business;

        (ii) Each Subsidiary (A) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (B) to the best of the knowledge, information and belief of such counsel, is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the location of its properties or the conduct of its business makes such qualification necessary and where the failure to so qualify would have a material adverse effect upon the business or financial condition of the Company and the Subsidiaries, taken as a whole, and (C) has due corporate authority to carry on its business as described in the Prospectus and to own, lease, license and operate the properties used in said business;

        (iii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, subject, however, to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and to possible limitations on the validity or enforceability of the indemnification and contribution provisions contained in this Agreement as a result of securities laws or public policy;

          (iv) The Company has valid and sufficient grants, franchises, miscellaneous permits and easements free from unduly burdensome restrictions, adequate for the conduct of its business in the territories in which it is now conducting such business and the ownership of the properties now owned by it, except as to such matters relating to the operations of the Company in the State of Missouri as may be acceptable to the Representatives;

          (v) All authorizations, approvals, consents or other orders of any governmental authority or agency required in connection with the authorization, issuance and sale of the Shares by the Company pursuant to this Agreement (other than qualification under state securities laws, Blue Sky laws or the by-laws and rules of the NASD) have been obtained and continue in full force and effect;

          (vi) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus under the heading "Description of Capital Stock;" the authorized capital stock conforms, as to legal matters, to the description thereof contained in the Prospectus under the caption "Description of Capital Stock;"

          (vii) The issue and sale of the Shares by the Company and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement, partnership agreement, joint venture, stock purchase agreement, or other material agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the Amended Articles of Incorporation, as amended, or By-laws, as amended, of the Company, or any statute or, to the best of such counsel's knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

          (viii) The Shares have been duly authorized by all necessary corporate action, the certificates therefor are in due and proper form and, when issued, delivered and paid for in accordance with the terms of this Agreement, and duly countersigned by the transfer agent and registrar thereof, will be validly issued, fully paid and nonassessable, and free of all preemptive or similar rights. The Shares conform to the description thereof contained in the Prospectus;

          (ix) The Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending before or are contemplated by the Commission. Any required filing of the Prospectus or any supplements to it have been made in accordance with Rule 424(b) of the Rules;

          (x) Such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or has not been filed as required. The statements in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or of statutes, laws or legal or governmental proceedings, are accurate summaries in all material respects and fairly and correctly present the information called for with respect to such documents and matters;

          (xi) The Registration Statement, at the Effective Date, and the Prospectus, at the date it was filed with (or transmitted for filing to) the Commission pursuant to Rule 424 (except the financial statements, schedules and financial and statistical data included therein, as to which no opinion need be expressed) complied as to form in all material respects with the Securities Act and the Rules; and

          (xii) The Company is not a "holding company" or a "subsidiary company" of a "public utility company" or of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Holding Company Act.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, counsel for the Underwriters, representatives of the independent public accountants for the Company and the Representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although, except for the matters referred to under the heading "Legal Opinions" in the Prospectus, such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that either the Registration Statement, at the Effective Date, or the Prospectus, at the date it was filed with (or transmitted for filing to) the Commission pursuant to Rule 424 and as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

       With respect to the matters covered by foregoing clauses (i) and (ii), Chapman and Cutler may rely upon certificates of responsible officers of the Company as to the nature and extent of business being conducted by the Company and the Subsidiaries in states or jurisdictions wherein they are not licensed or qualified as foreign corporations. With respect to the matters covered by foregoing clauses (iv) and (v) above, such counsel may rely upon the opinion of Mark G. Thessin, Esq., Vice President, Regulatory Affairs for the Company. Such opinion of counsel for the Company shall state that the opinion of such other counsel is in form and substance satisfactory to counsel for the Company and, in their opinion, they and the Underwriters are justified in relying on such other opinion. In addition, such counsel need not express any opinion with respect to the Federal Energy Regulatory Commission's jurisdiction with respect to the Barnsley, Kentucky storage field and UCG Storage.

       (g) The Representatives shall have received on each of the Closing Date and the Option Closing Date from Jones, Day, Reavis & Pogue, counsel to the Underwriters, an opinion dated such Closing Date or Option Closing Date, as the case may be, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives. The Company must have furnished to such counsel such documents as they may request for the purpose of enabling them to render such opinion. In rendering such opinion, Jones, Day, Reavis & Pogue may rely on certificates of responsible officers of the Company as to matters of fact and upon advice from State authorities as to good standing.

       (h) The Representatives shall have received on the Closing Date and the Option Closing Date from the Accountants a signed letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives (and the Representatives, in their sole discretion, may determine that any such letter is satisfactory to the Representatives even though it discloses changes in financial condition from earlier specified periods which in the Representatives' judgment are immaterial) to the effect that they are independent public accountants with respect to the Company as required by the Securities Act and the Rules, and it is their opinion that the financial statements and schedules audited by them and included or incorporated by reference in the Company's most recently filed Annual Report on Form 10-K and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the regulations relating to financial statements in annual reports on Form 10-K and with respect to such other matters as the Representatives may reasonably request.

     (i) The approvals and consents of the Illinois Commerce Commission, the Kansas State Corporation Commission, the Tennessee Public Service Commission, the Georgia Public Service Commission and the Virginia State Corporation Commission and any other required approvals and consents required for the valid issuance and sale of the Shares by the Company in accordance with the provisions of this Agreement shall have been obtained and shall be in full force and effect.

     (j) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

     (k) The Shares shall be qualified for sale in such states as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date as applicable.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement will comply with this Agreement only if they are in form and scope satisfactory to counsel for the Representatives. The use by the Underwriters of any amendments or supplements to the Prospectus which are furnished by the Company will not constitute a waiver of any of the conditions of this Section 5.

        6. Indemnification.

        (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, expenses and liabilities (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus supplement, the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any incorporated document, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission (1) made in reliance on and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus supplement or the Prospectus or (2) in a preliminary prospectus supplement if the Prospectus (or the Prospectus as amended or supplemented) corrects the untrue statement or omission or alleged untrue statement or omission that is the basis of the loss, claim, damage, expense or liability for which indemnification is sought and the person asserting any such loss, claim, damage, expense or liability purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person. The Company acknowledges that the statements set forth under the heading "Underwriting" and, based on the Company's representation in paragraph 3(w) hereof, in the first two paragraphs on the inside front cover in any preliminary prospectus supplement and the Prospectus Supplement and in the first paragraph of the inside front cover in the basic Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus supplement or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

   (b) Each Underwriter will indemnify and hold harmless the Company, each director of the Company and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, damages, expenses or liabilities arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. The Company acknowledges that the statements under the caption "Underwriting" and, based on the Company's representation in paragraph 3(w) hereof, in the first two paragraphs on the inside front cover in any preliminary prospectus supplement and the Prospectus Supplement and in the first paragraph on the inside front cover in the basic Prospectus constitute the only information furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus supplement or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

   (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the fees, disbursements, expenses and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that no indemnifying party shall, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (in addition to any local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

    (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total loss, claim, damage, expense and liability (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportions as the net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the front cover of the Prospectus.
  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence, but also the relative fault of the Company or the Underwriters with respect to the statements or omissions which resulted in such loss, claim, damage, expense or liability, or any action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Representatives on behalf of the Underwriters, the intent of the parties, and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

   The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense and liability referred to in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several (and not joint) in proportion to the respective underwriting obligations. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6 except to the extent such party or parties are prejudiced by the failure to receive such notice. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

      (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
  (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

  7.  Termination.

      (a) The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date (or the Option Closing Date, as the case may be) to perform any agreement on its part to be performed, or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, (ii) trading in any of the equity securities of the Company shall have been suspended by the Commission or by the National Association of Securities Dealers Automated Quotations Market System, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court of other governmental authority, (iv) a general banking moratorium shall have been declared by either federal or New York State authorities, (v) if at or prior to the Closing Date (or the Option Closing Date, as the case may be) the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or
  (vi) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

        8. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of such number of Firm Shares to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares.

        In any such case, either the Representatives or the Company will have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        9. Miscellaneous. The reimbursement, indemnification and contribution agreements in Sections 4 and 6 will remain in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter, the Company or any controlling person and delivery of and payment for the Shares.

        This Agreement is solely for the benefit of the Underwriters and the Company and their successors and assigns, and, to the extent expressed in this Agreement, for the benefit of persons controlling any of the Underwriters or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" does not include any purchaser of Shares from any Underwriter merely because of such purchase.

        This Agreement shall become effective upon execution.

        All notices and communications under this Agreement will be in writing, effective only on receipt and mailed or delivered, by messenger, facsimile transmission or otherwise, if to the Underwriters, to the Representatives, c/o PaineWebber Incorporated at 1285 Avenue of the Americas, New York, New York 10019, and if to the Company, to its agent for service at such agent's address on the cover of the Registration Statement.

        This Agreement may be signed in multiple counterparts that taken as a whole constitute one agreement.

        THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        THE COMPANY AND THE UNDERWRITERS EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Please confirm that the foregoing correctly sets forth the agreement between us.

                                               Very truly yours,

                                               UNITED CITIES GAS COMPANY


                                               By  /s/ James B. Ford
                                                 ------------------------------
                                               Title  Senior Vice President and
                                                      Treasurer

Confirmed:

PAINEWEBBER INCORPORATED
EDWARD D. JONES & CO.
LEGG MASON WOOD WALKER, INCORPORATED

By:  PAINEWEBBER INCORPORATED


By   /s/ Thomas R. Osborne
  -------------------------
Title  Vice President

Acting on behalf of each of the
Underwriters named in Schedule I

                       SCHEDULE I


                                         NUMBER OF FIRM
                                          SHARES TO BE
NAME                                       PURCHASED
- ----                                     --------------
PaineWebber Incorporated...............     250,000
Edward D. Jones & Co...................     250,000
Legg Mason Wood Walker, Incorporated...     250,000
A.G. Edwards & Sons, Inc...............     110,000
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated...................     110,000
Smith Barney Inc.......................     110,000
Equitable Securities Corporation.......      30,000
Interstate/Johnson Lane Corporation....      30,000
Ladenburg, Thalmann & Co., Inc.........      30,000
The Robinson-Humphrey Company, Inc.....      30,000

    Total . . . . . . . . . . . . . .     1,200,000
                                          =========

                                                                       EXHIBIT A


                           UNITED CITIES GAS COMPANY

                            ________________________

                               PRICE INFORMATION





        1. The initial public offering price per share for the Firm Shares shall be $14.50.

        2. The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $13.93 representing an amount equal to the initial public offering price set forth above, less $.57 per share.